EXHIBIT 23.1


CONSENT OF VALUATION EXPERT


         We hereby consent to the inclusion of the discussion of our report dated November 15, 2000 (the "Report"), in the Form 10-Q of SVI Holdings, Inc. (the "Registrant") for the quarter ended September 30, 2000, which is incorporated by reference in the Registration Statement on Form S-3, SEC File No. 333-43626, and the Registration Statements on Form S-8, SEC File Nos. 333-94871 and 333-64503.



/s/ Todd Poling, Managing Principal
BUSINESS VALUATION SERVICES, INC.
San Diego, California
November 15, 2000